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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
SEEBEYOND TECHNOLOGY CORPORATION
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 17, 2005

To the Stockholders:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of SeeBeyond Technology Corporation, a Delaware corporation (the "Company"), will be held on Friday, June 17, 2005 at 10:00 a.m., local time, at The Ritz-Carlton, 1401 South Oak Knoll, Pasadena, California 91106, for the following purposes:

1.
To elect one (1) Class II director to serve for the ensuing three (3) years and until such director's successor is duly elected and qualified.

2.
To ratify the appointment of Ernst & Young LLP as independent auditors for the Company for the 2005 fiscal year.

        We may also transact such other business as may properly come before the meeting or any adjournment thereof. The foregoing matters are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on April 19, 2005 are entitled to vote at the Annual Meeting.

        All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope for that purpose. Your stock will be voted in accordance with the instructions you have given on the proxy. Any stockholder attending the meeting may vote in person even if he or she has previously returned a proxy. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to attend and vote in person at the meeting, you must obtain from the record holder a proxy issued in your name.

FOR THE BOARD OF DIRECTORS
MARK BROOKS Vice President, Legal & Business Affairs and General Counsel

Monrovia, California
April 29, 2005

        IMPORTANT: YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

SEEBEYOND TECHNOLOGY CORPORATION
800 E. ROYAL OAKS BLVD.
MONROVIA, CALIFORNIA 91016
(626) 471-6000

PROXY STATEMENT FOR 2005
ANNUAL MEETING OF STOCKHOLDERS

        The enclosed Proxy is solicited on behalf of the Board of Directors of SeeBeyond Technology Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held on Friday, June 17, 2005 at 10:00 a.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at The Ritz-Carlton, 1401 South Oak Knoll, Pasadena, California 91106.

        These proxy solicitation materials were mailed on or about May 9, 2005 to all stockholders of record on April 19, 2005 (the "Record Date").

INFORMATION CONCERNING SOLICITATION AND VOTING

Revocability of Proxies

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company at the above address of the Company, written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person (attendance at the meeting will not, by itself, revoke a proxy).

Voting and Solicitation

        Proxies properly executed, duly returned to the Company and not revoked, will be voted in accordance with the specifications made. Where no specifications are given, such proxies will be voted as the management of the Company may propose. It is not expected that any matters other than those referred to in this Proxy Statement will be brought before the Annual Meeting. If, however, any matter not described in this Proxy Statement is properly presented for action at the meeting, the persons named as proxies in the enclosed form of proxy will have discretionary authority to vote according to their best judgment.

        Each stockholder is entitled to one vote for each share of common stock on all matters presented at the meeting. The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of common stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST," "WITHHELD" OR "ABSTAIN" are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter. Abstentions will have the same effect as a vote against a proposal. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but such non-votes will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which a broker has expressly not voted. Thus, a broker non-vote will not affect the outcome of the voting on a proposal.

        The cost of soliciting proxies will be borne by the Company. The Company may also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and employees, without additional compensation, personally or by telephone or telegram.

Record Date

        Stockholders of record at the close of business on April 19, 2005 are entitled to notice of the meeting and to vote at the meeting.

Deadline for Receipt of Stockholder Proposals

        Stockholders of the Company may submit proper proposals for inclusion in the Company's proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals in writing to the Secretary of the Company in a timely manner. In order to be included in the Company's proxy materials for the annual meeting of stockholders to be held in the year 2006, stockholder proposals must be received by the Secretary of the Company no later than March 20, 2006, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

        The attached proxy card grants the proxy holders discretionary authority to vote on any matter raised at the Annual Meeting. If a stockholder fails to comply with the advance notice provision discussed above for stockholder proposals, the proxy holders will be allowed to use their discretionary voting authority when the proposal is raised at the 2005 Annual Meeting.

PROPOSAL ONE:

ELECTION OF DIRECTOR

Nominee

        One (1) Class II director is to be elected at the Annual Meeting of Stockholders. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's one (1) nominee named below, who is presently a director of the Company. If the nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for the substitute nominee designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director at this meeting will continue until the Annual Meeting of Stockholders held in 2008 or until the director's successor has been elected and qualified.

Vote Required; Recommendation of Board of Directors

        The candidate receiving the highest number of "FOR" votes shall be elected to the Company's Board of Directors. An abstention will have the same effect as a vote withheld for the election of directors.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" EACH OF THE NOMINEES LISTED BELOW:

Name	Age	Principal Occupation
Salah M. Hassanein	84	President, SMH Entertainment, Inc.; Consultant, Ascent Media Group

        Salah M. Hassanein has served as a member of the Board of SeeBeyond since July 1996. Since 1986, Mr. Hassanein has been President of SMH Entertainment, Inc., a business consultancy. Since June 2000, Mr. Hassanein has served as a consultant to the Ascent Media Group (formerly known as the Liberty Livewire Corporation and previous to that, the Todd-AO Corporation), a motion picture and television post-production company. From July 1996 to June 2000, Mr. Hassanein was President

and Chief Executive Officer of the Todd-AO Corporation. From July 1994 to July 1996, Mr. Hassanein served as President and Chief Operating Officer of the Todd-AO Corporation.

Directors Not Standing for Election in 2004

        The members of the Board of Directors who are not standing for election at this year's Annual Meeting are set forth below.

Name	Age	Class and Year in Which Term Expires	Principal Occupation
James T. Demetriades	42	Class III, 2006	Chief Executive Officer and Founder of SeeBeyond Technology Corporation
Raymond J. Lane	58	Class III, 2006	General Partner, Kleiner Perkins Caufield & Byers
John W. Buckley	71	Class I, 2007	Professor Emeritus of Accounting, the Anderson School at U.C.L.A.; Buckley & Associates, Principal
Steven A. Ledger	45	Class I, 2007	Managing Member, Tamalpais Partners, LLC

        James T. Demetriades has served as Chief Executive Officer since he founded SeeBeyond in 1989. Mr. Demetriades also served as our Chairman of the Board from our inception to September 2001 and as President from our inception until August 2003. Prior to founding SeeBeyond, Mr. Demetriades was employed by Information Concepts, Inc. where he managed development of software for use in the insurance industry. Mr. Demetriades then worked for a division of American Medical International designing and building custom interfaces between software systems. Mr. Demetriades is a founding member of the ANSI standards group HL7 and a California Institute of Technology Fellow. Mr. Demetriades holds a B.S. degree in computer science and economics from Loyola Marymount University, Los Angeles.

        Except for the fact that James T. Demetriades is the brother of Alex Demetriades, our Executive Vice President, Products, there are no other family relationships among any of our executive officers and directors.

        Raymond J. Lane has served as our Chairman of the Board since September 2001 and as a member of the Board of SeeBeyond since May 1998. Mr. Lane has been a General Partner at Kleiner Perkins Caufield & Byers, a venture capital firm, since July 2000. Prior to joining Kleiner Perkins, Mr. Lane served as President and Chief Operating Officer of Oracle Corporation from July 1996 to July 2000. From October 1993 to June 1996, Mr. Lane served as Executive Vice President and President of Worldwide Operations at Oracle. From June 1992 to September 1993, Mr. Lane served as a Senior Vice President at Oracle and as President of Oracle USA. Prior to joining Oracle, Mr. Lane was a Senior Vice President and Managing Partner of the Worldwide Information Technology Group at Booz-Allen & Hamilton from July 1986 to May 1992. He served on the Booz-Allen & Hamilton Executive Committee and its Board of Directors from April 1987 to May 1992. Mr. Lane is also a member of the Board of Trustees of Carnegie-Mellon University and serves on the Board of Directors of Special Olympics International. Mr. Lane is a director of Quest Software, Inc., Marimba Inc. and FreeMarkets, Inc. Mr. Lane received his B.S. degree in mathematics from West Virginia University.

        John W. Buckley has served as a member of the Board of SeeBeyond since February 2003. Since July 1964, Mr. Buckley has been a professor of accounting at U.C.L.A., and currently serves as a professor emeritus of accounting at the Anderson School at U.C.L.A. Since August 1978, Mr. Buckley has served as Principal of Buckley & Associates, a consulting firm at which he has served as an expert witness. Mr. Buckley holds a Ph.D. in accounting from the University of Washington in Seattle, Washington, and an M.B.A. from the University of Washington.

        Steven A. Ledger has served as a member of the Board of SeeBeyond since June 1996. Since July 2002, Mr. Ledger has also been a Managing Member of Tamalpais Partners, LLC, an investment management firm. From July 1999 to December 2002, Mr. Ledger served as a Managing Member of eCompanies Venture Management, LLC, a venture capital firm. From January 1994 to June 2000, Mr. Ledger served as Managing Member of Storie Advisors, LLC, an investment management firm that invests in emerging growth companies, and from November 1993 to June 2001 he served as Managing Partner of San Francisco Sentry Investment Group, an investment firm. Mr. Ledger holds a B.A. degree in economics from the University of Connecticut.

Compensation of Directors

        Our non-employee directors are compensated in the amount of $3,000 for their service and attendance at Board meetings, in the amount of $1,000 for their service and attendance at Committee meetings, and in the amount of $500 for their service and telephonic attendance at any such meetings. Our directors also are reimbursed for any reasonable expenses they incur in order to attend Board or Committee meetings.

Board Meetings and Committees

        The Board of Directors of the Company held four meetings during fiscal 2004. During 2004, each Board member attended 75% or more of the meetings held by the Board and each committee member, attended 75% or more of the meetings held by the committees on which he served.

        The Audit Committee consists of three non-employee directors: Messrs. Buckley (chairman), Ledger and Hassanein. The Audit Committee reviews the financial statements and the internal financial reporting system and controls of the Company with the Company's management and independent auditors, recommends resolutions for any dispute between the Company's management and its auditors, and reviews the services provided to the Company by its auditors. The Audit Committee held five meetings in 2004.

        The SeeBeyond Board of Directors has determined that the following directors are independent pursuant to applicable SEC rules and regulations and the rules of The Nasdaq Stock Market, Inc.: Buckley, Hassanein, Lane and Ledger.

        The SeeBeyond Board of Directors has determined that John Buckley, Chairman of the Audit Committee, is an audit committee financial expert, as that term is defined under the SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002.

        A copy of the Audit Committee charter, as amended to date, is available on our web site at www.seebeyond.com under "About Us—Corporate Governance".

        The Compensation Committee consists of three non-employee directors: Messrs. Lane (chairman), Ledger and Hassanein. The Compensation Committee makes recommendations to the Board of Directors regarding the Company's executive compensation policies, administers the Company's stock option plans and employee stock purchase plan and establishes and reviews general policies relating to compensation and benefits of our employees. The Compensation Committee held four meetings in 2004.

        The Compensation Committee is composed solely of non-employee directors, as such term is defined in Rule 16b-3 under the Securities and Exchange Act of 1934, as amended, each of whom must at all times meet all other applicable federal securities and NASDAQ listing requirements to qualify as an independent director. The charter of the Committee is available on our website at www.seebeyond.com under "About Us—Corporate Governance."

Stockholder Communication with the Board of Directors

        To communicate with the Board of Directors as a whole, with non-employee directors, with a Board committee or with specific individual directors, shareholder correspondence may be directed to the General Counsel at 181 W. Huntington, Suite 110, Monrovia, California 91016. The Board of Directors' policy is to have all stockholder communications compiled by the General Counsel and forwarded directly to the Board, the Committee or the director(s) as indicated in the correspondence. All correspondence will be forwarded to the appropriate party. The Board of Directors reserves the right to revise this policy in the event that this process is abused, becomes unworkable or otherwise does not efficiently serve the purpose of the policy.

        Stockholders who wish to recommend a candidate for nomination to the Company's board of directors to the Corporate Governance and Nominating Committee may do so by writing to the Company's Corporate Secretary at 181 W. Huntington, Suite 110, Monrovia, California 91016 and providing the candidate's name, biographical data and qualifications, including business and educational background. The Committee will evaluate any director candidates submitted by stockholders in the same manner as candidates identified by the Committee.

Corporate Governance Matters

        SeeBeyond adopted a Code of Business Ethics and Conduct that applies to all of SeeBeyond's employees, including its executive officers, and its directors. The Code of Business Ethics and Conduct is available on our website at www.seebeyond.com under "About Us—Corporate Governance."

        The Board of Directors is holding a regular Board meeting on the same date as the 2005 Annual Meeting of Stockholders. Although there is no policy requiring Board members to attend the Annual Meeting of Stockholders, all Board members are invited and encouraged to attend both the Annual Meeting of Stockholders and the Board meeting. Last year, four directors attended our 2004 Annual Meeting of Stockholders.

Identification and Evaluation of Candidates for Board Membership

        The Corporate Governance and Nominating Committee may utilize a variety of methods for identifying and evaluating candidates for director. Candidates may come to the attention of the corporate governance nominating committee through current directors, management, professional search firms, stockholders or other persons. Candidates are evaluated at regular or special meetings of the corporate governance and nominating committee and may be considered at any point during the year. The corporate governance and nominating committee may take such measures that it considers appropriate in connection with its evaluation of a candidate, including candidate interviews, inquiry of the person recommending the candidate, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the Corporate Governance and Nominating Committee, the Board of Directors or management.

        In evaluating a candidate, the corporate governance and nominating committee may consider, among other things, a candidate's decision-making abilities, business experience, relevant expertise, personal integrity and reputation. The Corporate Governance and Nominating Committee may also consider the current size and composition of the Board of Directors and the needs of the Board of Directors and its committees.

        The Corporate Governance and Nominating Committee believes it appropriate for at least one member of the Board of Directors to meet the criteria for an "audit committee financial expert" as defined by SEC rules, and that a majority of the members of the Board of Directors meet the definition of "independent director" under the NASD rules. The Corporate Governance and

Nominating Committee also believes it appropriate for certain members of our management to participate as members of the Board of Directors.

        In addition to considering of the makeup and characteristics of the Board of Directors as a whole, the corporate governance and nominating committee believes that all candidates for director individually should meet the following minimum qualifications:

  •
  Commitment to the Company's business success consistent with the highest personal and professional ethics and integrity;

  •
  Proven achievement and competence in the candidate's field and the ability to exercise sound business judgment;

  •
  Skills that are complementary to those of the existing directors;

  •
  The ability to assist and support management and make significant contributions to the Company's success; and

  •
  An understanding of the fiduciary responsibilities that are required of a director and the commitment of time and energy necessary to diligently carry out those responsibilities.

PROPOSAL TWO:

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for the 2005 fiscal year. This nomination is being presented to the stockholders for ratification at the meeting. Ernst & Young LLP has audited the Company's financial statements for the last eleven years. A representative of Ernst & Young LLP is expected to be present at the meeting, will have the opportunity to make a statement and is expected to be available to respond to appropriate questions.

        Fees billed to the Company by Ernst & Young LLP during Fiscal 2004 and 2003:

	Years Ended
Fee Type	December 31, 2004	December 31, 2003
Audit Fees	$1,386,171	$574,015
Audit-Related Fees	—	—
Tax Fees	$56,443	$152,188
All Other Fees	—	—

Total	$1,442,614	$726,203

        Fees for audit services include fees associated with the annual audit, the review of the Company's annual report on Form 10-K, the reviews of the Company's quarterly reports on Form 10-Q and statutory audits required internationally. Tax Fees include consulting and compliance on Federal, state and local tax issues.

Vote Required; Recommendation of Board of Directors

        The affirmative vote of a majority of the Votes Cast on the proposal at the Annual Meeting is required to ratify the Board's selection. If the stockholders do not ratify the selection, our audit committee will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the audit committee, in its sole discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

THE COMPANY'S BOARD OF DIRECTORS
RECOMMENDS VOTING "FOR" PROPOSAL TWO.

STOCK OWNERSHIP

Ownership of Major Stockholders

        At the Record Date, 88,402,708 shares of the Company's common stock were issued and outstanding and no shares of the Company's Preferred Stock were issued and outstanding. Based upon information supplied by principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission, as of April 19, 2005, the following individuals and entities were known by the Company to be the beneficial owner of more than 5% of the Company's common stock:

	Beneficial Ownership
Name of 5% Beneficial Owner	Number of Shares	Percent of Total
James T. Demetriades(1) 800 E. Royal Oaks Blvd. Monrovia, CA 91016	24,640,867	27.3%
Norwest Limited L.P., LLLP. 6th and Marquette Minneapolis, MN 55479	4,969,776	5.6%
Raymond J. Lane(2) c/o Kleiner Perkins Caufield & Byers 2751 Sand Hill Road Menlo Park, CA 94025	4,911,314	5.6%

(1)
Includes 2,012,501 shares issuable upon exercise of options which are exercisable within 60 days of April 19, 2005. Also represents 24,509,067 shares held by the James T. Demetriades Family Trust UTD dated March 15, 1996, of which Mr. James T. Demetriades as trustee, 96,200 shares held by his wife and 35,600 shares held by his children.

(2)
Includes 247,500 shares issuable upon the exercise of options which are exercisable within 60 days of April 19, 2005. Also includes 1,382,351 shares held by Raymond J. Lane Trust UAD 11/02/95, of which Mr. Lane is trustee, and 3,281,463 shares held by Mr. Lane.

Ownership of Directors and Officers

        The following table sets forth the beneficial ownership of the Company's common stock as of April 19, 2005 (i) by each director of the Company, (ii) the Company's Chief Executive Officer and the five other most highly compensated executive officers of the Company during fiscal 2003 (such officers are collectively referred to as the "Named Executive Officers"), and (iii) by all directors and Named Executive Officers of the Company as of April 19, 2005, as a group:

	Beneficial Ownership
Name
	Number	Percent
James T. Demetriades(1)	24,640,867	27.3%
John W. Buckley(2)	50,000	*
Salah M. Hassanein(3)	966,799	1.1%
Raymond J. Lane(4)	4,911,314	5.6%
Steven A. Ledger(5)	151,875	*
Barry J. Plaga(6)	735,150	*
Alex Demetriades(7)	1,849,684	2.1%
H. Carvel Moore, Jr.(8)	200,000	*
Thor Culverhouse	3,010	*
All directors and executive officers as a group (9 persons)(9)	33,508,699	36.0%

*
Less than 1% of the outstanding shares.

(1)
Includes 2,012,501 shares issuable upon exercise of options which are exercisable within 60 days of April 19, 2005. Also represents 24,509,067 shares held by the James T. Demetriades Family Trust UTD dated March 15, 1996, of which Mr. James T. Demetriades as trustee, 96,200 shares held by his wife and 29,600 shares held by his children.

(2)
Consists of 50,000 shares issuable upon the exercise of options which are exercisable within 60 days of April 19, 2005.

(3)
Includes 95,625 shares issuable upon the exercise of options which are exercisable within 60 days of April 19, 2005 held by Mr. Hassanein and 871,174 shares held directly and in trust by Mr. Hassanein.

(4)
Includes 247,500 shares issuable upon the exercise of options which are exercisable within 60 days of April 19, 2005. Also includes 1,382,351 shares held by Raymond J. Lane Trust UAD 11/02/95, of which Mr. Lane is trustee, and 3,281,463 shares held by Mr. Lane.

(5)
Includes 151,875 shares issuable upon the exercise of options which are exercisable within 60 days of April 19, 2005 held by Mr. Ledger.

(6)
Includes 707,500 shares issuable upon the exercise of options which are exercisable within 60 days of April 19, 2005 held by Mr. Plaga, and 27,650 shares held by Mr. Plaga.

(7)
Includes 1,272,741 shares issuable upon the exercise of options which are exercisable within 60 days of April 19, 2005, and 576,943 shares held by Mr. Alex Demetriades.

(8)
Includes 200,000 shares issuable upon the exercise of options which are exercisable within 60 days of April 19, 2005.

(9)
Includes 4,737,742 shares issuable upon the exercise of options which are exercisable within 60 days of April 19, 2005.

EXECUTIVE OFFICERS OF THE REGISTRANT

        The following table sets forth information with respect to our executive officers as of April 19, 2005:

Name	Age	Position
James T. Demetriades	42	Chief Executive Officer and Founder
H. Carvel Moore, Jr.	48	President and Chief Operating Officer
Barry J. Plaga	43	Executive Vice President, Finance and Chief Financial Officer
Alex Demetriades	37	Executive Vice President, Products

        James T. Demetriades has served as our Chief Executive Officer since he founded SeeBeyond in 1989, and served as our President from our inception through June 2003. Mr. Demetriades also served as our Chairman of the Board from our inception to September 2001. Prior to founding SeeBeyond, Mr. Demetriades was employed by Information Concepts, Inc. where he managed development of software for use in the insurance industry. Mr. Demetriades then worked for a division of American Medical International designing and building custom interfaces between software systems. Mr. Demetriades is a founding member of the ANSI standards group HL7 and a California Institute of Technology Fellow. Mr. Demetriades holds a B.S. degree in computer science and economics from Loyola Marymount University, Los Angeles.

        H. Carvel Moore, Jr. has served as our President and Chief Operating Officer since July 2003. Prior to joining SeeBeyond, Mr. Moore served as President, Americas of Novell, Inc. from July 2001 to July 2003, a position he acquired as a result of the acquisition of Cambridge Technology Partners by Novell. Mr. Moore joined Cambridge Technology Partners in September 1998 in connection with Cambridge's acquisition of Excell Data Corporation, a consulting and network services firm where he was President and COO. Mr. Moore continued as President and COO of Excell Data when the company became a subsidiary of Cambridge and also served as Vice President of Cambridge North America Consulting from September to December 1998, as Senior Vice President of North America Consulting and Sales from December 1998 to March 2000, and as President, North America from March 2000 until July 2001. Mr. Moore served as President and Chief Operating Officer of Excell Data Corporation from August 1997 until July 2001, when Novell, Inc. sold Excell Data Corporation to CompuCom Corp. Prior to joining Excell Data Corporation in 1995, Moore served in a variety of sales, management and executive positions at IBM and at Digital Equipment Corporation. Mr. Moore received a B.A. in English from the University of California at Los Angeles.

        Barry J. Plaga has served as our Executive Vice President, Finance and Chief Financial Officer since January 2004 and as Senior Vice President, Finance and Chief Financial Officer since November 1999. From June 1999 to November 1999, Mr. Plaga served as Executive Vice President and Chief Financial Officer for Activision, Inc., a publisher and developer of interactive software and video games. From June 1997 to June 1999, Mr. Plaga served as Senior Vice President and Chief Financial Officer for Activision. From January 1992 to June 1997, Mr. Plaga served as Senior Vice President, Finance and Chief Administrative Officer of Activision. Mr. Plaga received his B.S. in accounting and his master of accounting degree from the University of Southern California.

        Alex Demetriades has served as our Executive Vice President, Products since January 2004, as Senior Vice President, Products from January 2001 to January 2004, and as Vice President of Products from January 2000 to January 2001. From September 1994 to January 2000, Mr. Demetriades was employed in various other positions at SeeBeyond, most recently as Director of Product Management, Architecture and Research. Mr. Demetriades holds B.S. degrees in cognitive science and biophysics, and a B.A. degree in psychology, each from the University of California at San Diego. Alex Demetriades is the brother of James T. Demetriades, our Chief Executive Officer and Founder.

COMPENSATION OF EXECUTIVE OFFICERS

        The following table sets forth all compensation received for services rendered to the Company and the Company's subsidiaries in all capacities during the last three fiscal years by (i) the Company's Chief Executive Officer and (ii) the Company's five (5) other Named Executive Officers:

Summary Compensation Table

	Annual Compensation					Long Term Compensation
Name and Principal Position	Fiscal Year	Salary	Bonus	Other Annual Compensation(1)		Awards of Options	All Other Compensation
James T. Demetriades Chief Executive Officer and Founder	2004 2003 2002	$300,000 300,000 300,000	$198,500 177,500 275,000	$	— — —	— — —	$	— 81,320	(3)
H. Carvel Moore, Jr.(2) President and Chief Operating Officer	2004 2003	500,000 216,026	248,125 37,500		—	—		—
Barry J. Plaga Executive Vice President, Finance and Chief Financial Officer	2004 2003 2002	285,000 285,000 268,333	124,063 110,938 175,000		— — —	— — 230,000		— — —
Alex Demetriades Executive Vice President, Products	2004 2003 2002	275,000 275,000 266,667	133,438 98,750 105,000		— — —	— 500,000 210,000		— — —
David Bennett(4) Former Senior Vice President, Europe, Middle East and Africa	2004 2003 2002	261,036 267,630 218,372	397,977 183,326 187,338		— — —	— — —		— — —
Thor Culverhouse(5) Former Senior Vice President, Americas Sales and Services	2004 2003	246,667 65,288	119,789 14,000		— —	— —		116,889 —

(1)
Other compensation in the form of perquisites and other personal benefits have been omitted in those cases where the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for the Named Executive Officer for such year.

(2)
Mr. Moore joined the Company in July 2003.

(3)
Consists of $81,320 of taxable income from life insurance.

(4)
Mr. Bennett's employment with the Company terminated in December 2004.

(5)
Mr. Culverhouse joined the Company in September 2003 and his employment with the Company terminated in April 2005.

Option Grants in Fiscal Year 2004

        None of the Named Executive Officers received any grant of stock options during the fiscal year ended December 31, 2004.

Aggregate Option Exercises in Last Fiscal Year and
Fiscal Year-end Option Values

			Number of Securities Underlying Unexercised Options at December 31, 2004		Value of Unexercised in-the-Money Options at December 31, 2004(1)
Name	Shares Acquired on Exercise	Value Received
			Exercisable	Unexercisable	Exercisable	Unexercisable
James T. Demetriades	—	—	2,012,501	187,500	$1,039,502	$—
H. Carvel Moore, Jr.	—	—	200,000	600,000	308,000	924,000
Thor Culverhouse	—	—	50,000	150,000	52,250	156,750
Barry J. Plaga	—	—	695,000	110,000	281,850	148,050
Alex Demetriades	—	—	1,006,074	503,333	568,402	546,100
David Bennett	108,334	$443,535	645,833	195,833	153,083	159,833

(1)
The value of unexercised, in-the-money options is the difference between the exercise price of the options and the fair market value of the Company's Common Stock at December 31, 2004 ($3.58).

Equity Compensation Plan Information

        The following table summarizes information as of December 31, 2004 with respect to the shares of the Company's common stock that may be issued under the Company's existing equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	18,158,926	$4.82	9,362,676
Equity compensation plans not approved by security holders	—	—	—

Total	18,158,926	$4.82	9,362,676

Compensation Arrangements

Report Regarding the Compensation of Executive Officers by the Board of Directors1

        The Compensation Committee of the Board of Directors is comprised of Messrs. Lane, Ledger and Hassanein. All such members are non-employee directors. The Compensation Committee, which held four meetings in 2004, reviews compensation levels of senior management and recommends salaries and other compensation paid to senior management to the Company's Board of Directors for approval.

        Compensation Philosophy.    The Company's executive pay programs are designed to attract and retain executives who will contribute to the Company's long-term success, to reward executives for achieving both short and long-term strategic Company goals, to link executive and stockholder interests through equity-based Plans, and to provide a compensation package that recognizes individual contributions and Company performance. A meaningful portion of each executive's total compensation is intended to be variable and to relate to and be contingent upon Company performance. The Company's compensation philosophy is that cash compensation must be competitive with other technology companies of comparable size in order to help motivate and retain existing staff and provide a strong incentive to achieve specific Company goals. The Company believes that the use of stock options as a long-term incentive links the interests of the employees to that of the stockholders and motivates key employees to remain with the Company to a degree that is critical to the Company's long-term success, while rewarding individuals for the Company's performance, to the extent it is reflected in the stock price of the Company.

        Components of Executive Compensation.    The two key components of the Company's senior management compensation program in fiscal 2004 were base salary and long-term incentives, represented by the Company's stock option program.

        Stock options are generally granted when a senior manager joins the Company and additional options may be granted from time-to-time thereafter. The options granted to each senior manager generally vest over a four (4) year period, although exceptions may be made when deemed necessary or appropriate. In addition to the stock option program, senior managers are eligible to participate in the Company's 2000 Employee Stock Purchase Plan. The Company intends to grant additional options to executive officers and other senior managers from time-to-time based on performance.

        The Company had a bonus program in 2004 in connection with its incentive and retention policies and its assessment of practices of comparable companies in the industry. The bonuses awarded to executive officers other than our Chief Executive Officer during fiscal 2004 were as follows: H. Carvel Moore, Jr., our President and Chief Operating Officer, was awarded $248,125; Barry Plaga, our Executive Vice President, Finance, and Chief Financial Officer, was awarded $124,063; Thor Culverhouse, our former Senior Vice President, Americas Sales and Services, was awarded $119,789; Alex Demetriades, our Executive Vice President, Products, was awarded $133,438; and David Bennett, our former Senior Vice President, Europe, Middle East and Africa was awarded $397,977.

        Other elements of executive compensation include participation in Company-wide medical and dental benefits and the ability to defer compensation pursuant to a 401(k) Plan. Employees may defer up to 15% of their pre-tax salary subject to statutory limits. The Company matches annual contributions under the 401(k) Plan up to an amount equal to 50% of the participant's elective contribution, up to 8% of compensation.

1
The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

        Chief Executive Officer Compensation.    Mr. James Demetriades receives an annual base salary of $300,000. In addition, he is eligible for an annual bonus upon attainment of performance goals determined by the Board of Directors pursuant to the advice of the Committee after consultation with Mr. Demetriades. For fiscal 2004, Mr. Demetriades was awarded a bonus of $198,500.

        Except as described above, the Company's Chief Executive Officer receives no other material compensation or benefits not provided to all executive officers.

        Ongoing Review.    The Compensation Committee will be evaluating the Company's compensation policies on an ongoing basis to determine whether they are appropriate to attract, retain and motivate key personnel. The Compensation Committee may determine accordingly that it is appropriate to increase salaries, award additional stock options or grants of restricted stock, or provide other short-term or long-term compensation to senior managers, including executive officers.

        The Board of Directors and the Compensation Committee have considered the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Section"). The Section disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any of the Named Executive Officers, unless such compensation is performance-based. Since the cash compensation of each of the Named Executive Officers is below the $1 million threshold and the Compensation Committee believes that any options granted under the Company's stock Plans will meet the requirements of being performance-based, the Compensation Committee believes that the Section will not reduce the tax deduction available to the Company. The Company's policy is to qualify, to the extent reasonable, its executive officers' compensation for deductibility under applicable tax laws. However, the Compensation Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary to the Company's success. Consequently, the Compensation Committee recognizes that the loss of a tax deduction could be necessary in some circumstances.

Compensation Committee of the Board of Directors
Raymond J. Lane (Chairman) Salah M. Hassanein Steven A. Ledger

Compensation Committee Interlocks and Insider Participation

        As noted above, the Compensation Committee is comprised of three non-employee directors: Messrs. Lane, Ledger and Hassanein. No member of the Compensation Committee is or was formerly an officer or an employee of the Company. No executive officer of SeeBeyond serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of SeeBeyond's Board of Directors, nor has such interlocking relationship existed in the past.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Company has employed Kristi Rawlinson as its Director of Public Relations. Ms. Rawlinson is the daughter of Raymond J. Lane, the Company's Chairman of the Board. In fiscal 2004, Ms. Rawlinson's salary paid by the Company was approximately $129,000, and her bonus was $20,801.41.

Change of Control Agreements with Executive Officers

        The Company has entered into change of control agreements with the following executive officers: James T. Demetriades, the Company's Chief Executive Officer, Barry J. Plaga, the Company's Executive Vice President and Chief Financial Officer, and Alex Demetriades, the Company's Executive Vice President, Products, H. Carvel Moore, the Company's President and Chief Operating Officer, and Reed Henry, the Company's Senior Vice President, Business Development.

        The Change of Control Agreement entered into on February 23, 2005 with James T. Demetriades provides the following benefits:

  •
  If the Company terminates Mr. Demetriades' employment other than for "cause" or disability, or if Mr. Demetriades terminates his employment for "good reason," then the Company shall pay him a lump-sum cash amount (in addition to all accrued obligations owed to him) of his monthly base salary for six (6) months plus one (1) month for each year of service, up to a total maximum of 18 months.

  •
  If, in anticipation of a change of control involving the Company or within three (3) years following a change of control, the Company (or its successor) terminates Mr. Demetriades' employment other than for "cause" or disability, or if Mr. Demetriades terminates his employment for "good reason" during such period, the Company shall pay him a lump-sum cash amount (in addition to all accrued obligations owed to him) of his base monthly salary plus pro-rated monthly target bonus for six (6) months plus one (1) month for each year of service, up to a total maximum of 18 months. In addition, in such event, fifty percent (50%) of Mr. Demetriades' outstanding unvested stock options shall accelerate and become fully vested and exercisable.

        The Change of Control Agreements entered into with Barry J. Plaga and Alex Demetriades on February 23, 2005 superseded the previous change of control agreements entered into between the Company and each such individual and provide the following benefits:

  •
  If the Company terminates Mr. Plaga's or Mr. Demetriades' employment other than for "cause" or disability, or if Mr. Plaga or Mr. Demetriades terminates his employment for "good reason," then the Company shall pay him a lump-sum cash amount (in addition to all accrued obligations owed to him) of his monthly base salary for six (6) months plus one (1) month for each year of service, up to a total maximum of 18 months.

  •
  Upon the occurrence of a change of control involving the Company, fifty percent (50%) of Mr. Plaga's or Mr. Demetriades outstanding unvested stock options shall accelerate and become fully vested and exercisable.

  •
  If, in anticipation of a change of control involving the Company or within three (3) years following a change of control, the Company (or its successor) terminates Mr. Plaga's or Mr. Demetriades' employment other than for "cause" or disability, or if Mr. Plaga or Mr. Demetriades terminates his employment for "good reason" during such period, the Company shall pay him a lump-sum cash amount (in addition to all accrued obligations owed to him) of his base monthly salary plus pro-rated monthly target bonus for six (6) months plus one (1) month for each year of service, up to a total maximum of 18 months.

        In each case, the Change of Control Agreements also require the execution of a full release of claims from the individual executive before the Company must pay the relevant benefits under the agreement, and contain non-competition and non-solicitation provisions binding on the executives.

        The Change of Control Agreements entered into with H. Carvel Moore and Reed Henry provide the following benefits:

  •
  In the event of a change of control transaction in which the Company is acquired, 50% of the then-unvested portion of any outstanding stock options granted to Messrs. Moore and Henry under the Company's stock option plan would vest and become exercisable upon the closing of such change of control transaction.

  •
  In addition, under Mr. Moore's Change of Control Agreement, if Mr. Moore's employment is terminated without cause, Mr. Moore will be entitled to a severance payment equal to twelve months of his base salary.

Report of the Audit Committee of the Board of Directors2

        The Audit Committee of the Board of Directors is comprised of Messrs. Ledger, Hassanein and Buckley (chairman). Each such member is a non-employee director, and is independent as defined under the National Association of Securities Dealers' listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors which is attached as an appendix to this proxy statement.

        The primary responsibilities of the Audit Committee are to (1) review on a continuing basis the internal financial reporting system and controls and audit function of the Company, (2) review the independent auditors' proposed scope and approach, (3) conduct a post-audit review of the financial statements and audit findings, (4) review the performance and monitor the independent auditors, and (5) recommend resolutions for any dispute between the Company's management and its independent auditors.

        The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2004 with the Company's management. The Audit Committee has discussed with Ernst & Young LLP, the Company's independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 ("Communication with Audit Committees").

        The Audit Committee has also received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 ("Independence Discussion with Audit Committees") and the Audit Committee has discussed with Ernst & Young LLP the independence of the auditors from management and the Company, including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with the auditors' independence.

        Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Steven A. Ledger Salah Hassanein John W. Buckley

2
The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

COMPARISON OF TOTAL CUMULATIVE STOCKHOLDER RETURN

        The following graph compares the total cumulative stockholder return on the Company's common stock with the cumulative total return of the Nasdaq National Market Index and the Dow Jones Technology, Software Index for the period from April 28, 2000 (based on the closing price of the company's stock on the date on which the Company's common stock began trading on the Nasdaq) through December 31, 2004. Total cumulative stockholder return assumes $100 invested at the beginning of the period in the common stock of the Company, the stocks represented in the Nasdaq National Market Index and the stocks represented in the Dow Jones Technology, Software Index, respectively and assumes reinvestment of dividends; the Company has paid no dividends on its common stock. The Dow Jones Technology Software Index is a modified capitalization weighted index of 118 stocks representing software and other technology companies. Historical stock price performance should not be relied upon as indicative of future stock price performance:

COMPARISON OF CUMULATIVE TOTAL RETURN
AMONG SEEBEYOND TECHNOLOGY CORP.,
NASDAQ MARKET INDEX AND DJ TECHNOLOGY/SOFTWARE INDEX

*
Assumes $100 invested on April 28, 2000. Assumes dividend reinvested fiscal year ending December 31, 2004.

	4/28/00	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
SeeBeyond Technology Corp.	$100.00	$57.34	$54.27	$13.59	$24.00	$20.03
DJ Technology/Software Index	100.00	66.63	56.02	38.25	46.86	50.70
NASDAQ Market Index	100.00	63.57	50.67	35.35	53.14	57.61
Date	SBYN	Dow Jones Technology Software Index	Nasdaq Composite
April 28, 2000	$100	$100	$100
December 29, 2000	57	67	64
December 31, 2001	54	56	51
December 31, 2002	14	38	35
December 31, 2003	24	47	53
December 31, 2004	20	51	58

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our executive officers and directors, and beneficial owners of greater than 10% of a registered class of our equity securities, file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely on the Company's review of copies of filings under Section 16(a) of the Securities Exchange Act of 1934, as amended, received by it, or written representations from certain reporting persons, the Company believes that during fiscal 2004 all Section 16(a) filing requirements applicable to its executive officers, directors and 10% stockholder were satisfied, except as follows: Barry J. Plaga's Form 4 relating to a transaction that occurred on May 15, 2004 and was filed on November 18, 2004, was untimely.

ANNUAL REPORT ON FORM 10-K

        A copy of the Company's annual report on Form 10-K for the year ended December 31, 2004 accompanies this proxy statement. An additional copy will be furnished without charge to beneficial stockholders or stockholders of record upon request to Investor Relations, SeeBeyond Technology Corporation, 800 E. Royal Oaks Blvd., Monrovia, California 91016.

OTHER MATTERS

        The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors of the Company may recommend.

THE BOARD OF DIRECTORS

Monrovia, California
April 29, 2005

PROXY

SEEBEYOND TECHNOLOGY CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints James T. Demetriades and Mark A. Brooks, jointly and severally, proxies, with full power of substitution, to vote all shares of Common Stock of SeeBeyond Technology Corporation, a Delaware corporation, which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at [                  ], on June 17, 2005, at [                  ]  a.m., local time, or any adjournment thereof and to vote all shares of common stock which the undersigned would be entitled to vote thereat if then and there personally present, on the matters set forth below:

        THIS PROXY WILL BE VOTED AS DIRECTED AND, IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE LISTED NOMINEES FOR ELECTION AS DIRECTORS, AND TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2005.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

^ FOLD AND DETACH HERE ^

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SEE REVERSE SIDE

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

1.	Proposal to elect the following nominees as members of our board of directors:	FOR nominee listed below (except as indicated) ☐	WITHHOLD authority to vote for the nominees listed below ☐
Salah M. Hassanein
(Instruction: If you wish to withhold authority to vote for any individual nominee, strike a line through such nominee's name above.)

2.	Proposal to ratify the appointment of Ernst & Young LLP as independent auditors for the 2005 fiscal year.	FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	In their discretion, the proxies are authorized to vote upon such other matter(s) which may properly come before the annual meeting, or at any adjournment(s) or postponement(s) thereof.	FOR ☐	AGAINST ☐	ABSTAIN ☐

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Both of the foregoing attorneys-in-fact or their substitutes or, if only one shall be present and acting at the annual meeting or any adjournment(s) or postponement(s) thereof, the attorney-in-fact so present, shall have and may exercise all of the powers of said attorney-in-fact hereunder.

Signature	Date	Signature	Date

NOTE: THIS PROXY SHOULD BE MARKED, DATED AND SIGNED BY THE STOCKHOLDER EXACTLY AS HIS, HER OR ITS NAME APPEARS HEREON. PERSONS SIGNING IN A FIDUCIARY CAPACITY SHOULD SO INDICATE AND IF SHARES ARE HELD BY JOINT TENANTS OR AS COMMUNITY PROPERTY, BOTH SHOULD SIGN.

^ FOLD AND DETACH HERE ^

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INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL ONE: ELECTION OF DIRECTOR
PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
STOCK OWNERSHIP
EXECUTIVE OFFICERS OF THE REGISTRANT
COMPENSATION OF EXECUTIVE OFFICERS
Summary Compensation Table
Option Grants in Fiscal Year 2004
Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-end Option Values
Equity Compensation Plan Information
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
COMPARISON OF TOTAL CUMULATIVE STOCKHOLDER RETURN
ANNUAL REPORT ON FORM 10-K
OTHER MATTERS